FIRST AMENDMENT OF
                 AMENDED AND RESTATED NOTE AGREEMENT AND WAIVER


           This First Amendment of Amended and Restated Note Agreement and Waiver, entered into as of May 16, 2001 (this "AMENDMENT"), by and among GUILFORD MILLS, INC. (the "COMPANY") and each of the Purchasers (as defined in the Note Agreement referred to below) listed on the attached Schedule A (collectively, "NOTEHOLDERS").

           WHEREAS, the Company and each of the Noteholders have executed and delivered an Amended and Restated Note Agreement dated as of November 6, 2000 (as amended hereby and as it may be further amended, modified or supplemented, collectively, the "NOTE AGREEMENT");

           WHEREAS, the Company has requested a modification of, among other things, the financial covenants under the Note Agreement;

           WHEREAS, the Company has advised the Noteholders, and hereby acknowledges, that the Company has breached the Interest Coverage Ratio covenant contained in Section 10.8 of the Note Agreement as it existed prior to being replaced pursuant to this Amendment (the "REPLACED INTEREST COVERAGE COVENANT"), the Leverage Ratio covenant contained in Section 10.10 of the Note Agreement as it existed prior to being replaced pursuant to this Amendment (the "REPLACED LEVERAGE RATIO COVENANT") and the Consolidated Tangible Net Worth covenant contained in Section 10.11 of the Note Agreement as it existed prior to being replaced pursuant to this Amendment (the "REPLACED NET WORTH COVENANT"), for the Fiscal Quarter ending on or about March 31, 2001 (the "SECOND QUARTER FY2001"; such breaches of the Replaced Interest Coverage Covenant, the Replaced Leverage Ratio Covenant and the Replaced Net Worth Covenant for the Second Quarter FY2001 being collectively referred to as the "SECOND QUARTER FY2001 REPLACED FINANCIAL COVENANT DEFAULTS"), and requested that the Noteholders waive the Event of Default which has occurred under such Sections as a result of the Second Quarter FY2001 Replaced Financial Covenant Defaults, and the Noteholders have agreed to such waiver, subject to the terms and conditions hereof;

           WHEREAS, Noteholders are willing to enter into this Amendment subject to the satisfaction of conditions and terms set forth herein;

           WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Agreement; and

           NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           1.         AMENDMENTS TO NOTE AMENDMENT.

           1A. AMENDMENT TO SECTION 7.4 OF THE NOTE AGREEMENT. Section 7.4(a) is amended in its entirety to read as follows:

                               (a) NO DEFAULT. If no Default or Event of Default
                     then exists, at the expense of the Company no more than four times per year and for any additional visits at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

           1B. AMENDMENT TO SECTION 8.3 OF THE NOTE AGREEMENT. Section 8.3 of the Note Agreement is amended in its entirety to read as follows:

                               8.3        MANDATORY OFFER TO PREPAY.

                               (a) On each date on which the Commitments are
                     reduced under the Credit Agreement and a repayment of the loans outstanding under the Credit Agreement (the "BANK LOANS") is required, the Company shall prepay the Bank Loans and offer to prepay the Notes in accordance with clause (l) of this Section 8.3 in an amount equal to the amount required to be paid under the Credit Agreement.

                               (b) After the Effective Date, upon receipt by the
                     Company or any Domestic Subsidiary of Net Proceeds of Asset Dispositions from any Receivables Securitization Program, the Company shall certify to the Purchasers the amount of Net Proceeds of Asset Dispositions so received and the current amount of Maximum Available Proceeds under such Receivables Securitization Program and prepay the outstanding Bank Loans and offer to prepay the Notes (as provided in clause (l) below) in an aggregate principal amount equal to 85% of such Net Proceeds of Asset Dispositions, but including such Net Proceeds of Asset Dispositions only to the extent they are derived from sales of Receivables in an aggregate amount in excess of the highest level of aggregate sales of Receivables for which Net Proceeds of Asset Dispositions have previously been paid pursuant to this paragraph (b).

                               (c) After the Effective Date, each time during
                     any Fiscal Year in which Net Proceeds of Asset Dispositions in excess of $100,000 from any sale or disposition of any Collateral (other than sales of Inventory in the ordinary course of business or in connection with a Receivables Securitization Program or Permitted Factoring Arrangement),


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
                     has been received by the Company or any Domestic Subsidiary since the later of (x) the first day of such Fiscal Year and (y) the date of the most recent prepayment made during such Fiscal Year pursuant to this Section 8.3(c), if any (each such later date being a "COLLATERAL NET PROCEEDS AGGREGATION DATE"), within three Domestic Business Days after such Collateral Net Proceeds Aggregation Date, the Company shall certify to the Purchasers the amount of Net Proceeds of Asset Dispositions so received as of such Collateral Net Proceeds Aggregation Date and after any prior Collateral Net Proceeds Aggregation Date during such Fiscal Year, and prepay the Bank Loans and offer to prepay the Notes (as provided in clause (l) below) by an aggregate principal amount equal to 100% of such Net Proceeds of Asset Dispositions received as of such Collateral Net Proceeds Aggregation Date and after any prior Collateral Net Proceeds Aggregation Date during such Fiscal Year.

                               (d) After the Effective Date, each time during
                     any Fiscal Year in which Net Proceeds of Asset Dispositions from any sale or disposition of any asset in excess $100,000 from any sale or disposition of any asset (other than Collateral, sales of Inventory in the ordinary course of business or in connection with a Receivables Securitization Program or Permitted Factoring Arrangement), has been received by the Company or any Domestic Subsidiary since the later of (x) the first day of such Fiscal Year and (y) the date of the most recent prepayment made during such Fiscal Year pursuant to this Section 8.3(d), if any (each such later date being a "NON-COLLATERAL NET PROCEEDS AGGREGATION DATE"), within three Domestic Business Days after such Non-Collateral Net Proceeds Aggregation Date, the Company shall certify to the Purchasers the amount of Net Proceeds of Asset Dispositions so received as of such Non-Collateral Net Proceeds Aggregation Date and after any prior Non-Collateral Net Proceeds Aggregation Date during such Fiscal Year, and prepay the outstanding Bank Loans and offer to prepay the Notes (as provided in clause (l) below) by an aggregate principal amount equal to 75% of such Net Proceeds of Asset Dispositions received as of such Non-Collateral Net Proceeds Aggregation Date and after any prior Non-Collateral Net Proceeds Aggregation Date during such Fiscal Year.

                               (e) Except as expressly provided in the Morelos
                     Assets Sale Letter, after the Effective Date, within 5 Domestic Business Days after any Foreign Subsidiary receives Net Proceeds of Asset Dispositions from any Foreign Sale-Leaseback Transaction, the Company shall certify to the Purchasers the amount of Net Proceeds of Asset Dispositions so received and prepay the outstanding Bank Loans and offer to prepay the Notes (as provided in clause (l) below) in an aggregate principal amount equal to 100% of the amount of such Net Proceeds of Asset Dispositions.

                               (f) After the Effective Date, within three
                     Domestic Business Days after the Company or any Domestic Subsidiary receives Net Proceeds of Debt in excess of


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
                     $250,000, the Company shall certify to the Purchasers the amount of Net Proceeds of Debt so received and prepay the outstanding Bank Loans and offer to prepay the Notes (as provided in clause (l) below) in an aggregate principal amount equal to 100% of the amount by which such Net Proceeds of Debt exceeds an aggregate amount of Net Proceeds of Debt so received since the Effective Date of $250,000.

                               (g) After the Effective Date, within five
                     Domestic Business Days after any Foreign Subsidiary receives Net Proceeds of Debt or incurs any obligations under a Foreign Capital Lease (in each case other than Debt permitted by Section 10.14(a)), the Company shall certify to the Purchasers the amount of Net Proceeds of Debt pertaining thereto and prepay the outstanding Bank Loans and offer to prepay the Notes (as provided in clause (l) below) in an aggregate principal amount equal to 75% of the amount of such Net Proceeds of Debt, or, in the case of a Foreign Capital Lease, the present value (using a discount rate equal to the implicit interest rate of such Foreign Capital Lease) of the aggregate amount of basic rent (excluding taxes, insurance and similar other charges) required to be paid during the term of such Foreign Capital Lease (excluding any renewal term, but including any payment required to be made at the end of the term as a result of failure to renew or purchase the property).

                               (h) After the Effective Date, within three
                     Domestic Business Days after the Company or any Foreign Subsidiary receives any repayment of Investments made as permitted by Section 10.6(xii), (xiii) or (xiv), the Company shall certify to the Purchasers the amount of the Net Proceeds of Loan Repayment so received and prepay the outstanding Bank Loans and offer to prepay the Notes (as provided in clause (l) below) in an aggregate principal amount equal to 100% of such Net Proceeds of Loan Repayment.

                               (i) After the Effective Date, within three
                     Domestic Business Days after the Company or any Consolidated Subsidiary receives any Net Proceeds of Capital Stock (excluding Net Proceeds of Capital Stock issued in connection with the exercise of any management or employee stock option, so long as the Company or such Consolidated Subsidiary does not incur any net cash cost in connection with the exercise of such option), the Company shall certify to the Purchasers the amount of Net Proceeds of Capital Stock pertaining thereto and prepay the outstanding Bank Loans and offer to prepay the Notes (as provided in clause (l) below) in an aggregate principal amount equal to 100% of the amount of such Net Proceeds of Capital Stock.

                               (j) Upon receipt by the Company or any Domestic
                     Subsidiary of Net Proceeds of Special Transaction, the Company shall certify to the Purchasers the amount of Net Proceeds of Special Transaction so received and prepay the outstanding Bank Loans and offer to prepay the Notes (as


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
                     provided in clause (l) below) in an aggregate principal amount equal to 100% of such Net Proceeds of Special Transaction.

                               (k) Concurrently with the delivery of the annual
                     financial statements of the Company pursuant to Section 7.1(b) (but in no event later than the date such financial statements are required to be delivered pursuant to such Section, if they have not been timely delivered), the Company shall certify to the Purchasers the amount of Consolidated Excess Cash Flow for the Fiscal Year then ended and prepay the outstanding Bank Loans and offer to prepay the Notes (as provided in clause (l) below) in an aggregate principal amount equal to 75% of such Consolidated Excess Cash Flow for such Fiscal Year.

                               (l) The offer to prepay Notes contemplated by the
                     foregoing clauses (a) through (k), inclusive, shall be made in writing to each holder of a Note at least ten Business Days before the proposed date of prepayment specifying such proposed date and the amount available for prepayment. A holder of a Note may accept such offer to prepay by causing a notice of such acceptance to be delivered to the Company within seven Business Days after receipt of the notice required pursuant to this clause (l). A failure by a holder of Notes to respond to an offer to prepay made pursuant to this clause (l) within such seven Business Day period shall be deemed to constitute an acceptance of such offer by such holder. The amount of all prepayments pursuant to clauses
                     (a) through (k), inclusive, shall be made (x) ratably to each holder of a Note accepting an offer to prepay made under this Section 8.3 and (y) ratably to Wachovia, as Administrative Agent for the ratable benefit of the Banks. For purposes of this clause (l), each Note's pro rata share shall be a fraction, the numerator of which is the sum of the unpaid principal balance of such Note on the date of such prepayment plus the Make-Whole Amount, if any, with respect to such Note on such date (such amounts collectively, the "NOTE PREPAYMENT AMOUNT"), and the denominator of which is the sum of the Note Prepayment Amount for such Note plus the Note Prepayment Amount for each other Note to be prepaid on the date of prepayment plus the unpaid principal balance of the Bank Loans on the date of such prepayment.

           1C. AMENDMENT TO SECTION 8.7 OF THE NOTE AGREEMENT. Section 8.7 of the Note Agreement is amended in its entirety to read as follows:

                               8.7. OFFER TO PREPAY NOTES IN THE EVENT OF A CHANGE IN CONTROL OR REPAYMENT EVENT.

                                          (i) NOTICE. The Company shall give to
                               each holder of Notes prompt written notice of any impending (a) Change in Control for which it has received a written offer or notice or (b) Repayment Event.


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
                                          (ii) NOTICE OF OCCURRENCE OF CHANGE IN
                               CONTROL OR REPAYMENT EVENT. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Repayment Event, give written notice of such Change in Control or such Repayment Event, as the case may be, to each holder of Notes. If a Change in Control or Repayment Event has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in clause (iii) of this paragraph 8.7 and shall be accompanied by the certificate described in clause (vi) hereof.

                                          (iii) OFFER TO PREPAY NOTES. The offer
                               to prepay Notes contemplated by the foregoing clause (ii) shall be an offer to prepay, in accordance with and subject to this paragraph 8.7, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). Such Proposed Prepayment Date shall be not less than 30 days and not more than 90 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 60th day after the date of such offer).

                                          (iv) REJECTION, ACCEPTANCE. A holder
                               of Notes may accept the offer to prepay made pursuant to this paragraph 8.7 by causing a notice of such acceptance to be delivered to the Company within 60 days after receipt of the notice required pursuant to clause (ii) of this paragraph 8.7. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this paragraph 8.7 within such 60-day period shall be deemed to constitute an acceptance of such offer by such holder.

                                          (v) PREPAYMENT. Prepayment of the
                               Notes to be prepaid pursuant to this paragraph
                               8.7 shall be at 100% of the principal amount of such Notes, plus the Make-Whole Amount, if any, determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.

                                          (vi) OFFICER'S CERTIFICATE. Each offer
                               to prepay the Notes pursuant to this paragraph
                               8.7 shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying: (a) the Proposed Prepayment Date; (b) that such offer is made pursuant to this paragraph 8.7; (c) the principal amount of each Note offered to be prepaid; (d) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (e) that the conditions of this paragraph 8.7 have been fulfilled; and


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
                               (f) in reasonable detail, the nature and date of the Change in Control or Repayment Event, as the case may be.

           1D. AMENDMENT TO SECTION 9.9 OF THE NOTE AGREEMENT. Section 9.9 of the Note Agreement hereby is amended by adding at the end thereof new paragraphs
(c) and (d), as follows:

                               (c) attached as Schedule 9.9(c) is a description
                     of certain life insurance policies owned by the Company (but excluding life insurance policies owned by Guilford Mills, Inc. Management Compensation Trust) for its employees identifying each insurer and showing, for each employee covered by a policy issued by such insurer, the insured (employee) name, the policy number, the cash surrender value and the date issued. Within two Domestic Business Days after receipt of a Life Insurance Assignment for an insurer, the Company will execute and return to the Collateral Agent such Life Insurance Assignment in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, to secure the Secured Obligations, and thereafter cooperate with the Collateral Agent in obtaining the prompt completion and execution by such insurer of the Acknowledgment of Receipt and Insurer Questionnaire at the end thereof.

                               (d) At any time after the Effective Date, the
                     Required Holders may require the UK Subsidiaries to execute and deliver UK Subsidiary Collateral Documents, in form and substance reasonably satisfactory to the Collateral Agent and the Required Holders, granting to the Collateral Agent, for the ratable benefit of the Secured Parties, to secure the Secured Obligations, a fixed or floating charge on all UK Subsidiary Collateral, together with such officer's certificates and organizational documents as the Collateral Agent and the Required Holders may reasonably request and opinions of counsel pertaining to the foregoing reasonably acceptable to the Collateral Agent and the Required Holders; provided, however, that the Company has indicated that consent of a lender to one of the UK Subsidiaries (the "UK Lender") to the granting of such a fixed and floating charge is required, and the foregoing agreement is subject to the obtaining of such consent of the UK Lender; provided, further, that the Company hereby agrees that it will use its best efforts to obtain such consent of the UK Lender within 45 days after the Effective Date and, in the event it is unable to obtain such consent of the UK Lender within such period despite the exercise of its best efforts, it will provide to the Collateral Agent and each of the Secured Parties a written explanation of the efforts expended by it and the response of the UK Lender. Such UK Subsidiary Collateral Documents shall grant a fixed charge over the UK Subsidiary Collateral, to the extent the "control" required by applicable law can reasonably be established with respect thereto, and a floating charge over all other UK Subsidiary Collateral.

           1E. AMENDMENT TO ARTICLE 9 OF THE NOTE AGREEMENT. A new Section 9.13 is added to the Note Agreement as follows:


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                               SECTION 9.13. If a Repayment Event shall occur,
                     the Company agrees to immediately offer to prepay the Notes in accordance with Section 8.7 hereof.

           1F. AMENDMENTS TO SECTION 10 OF THE NOTE AGREEMENT.

           (i) Section 10.2(c) of the Note Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

                               (c) the foregoing limitation on the sale, lease
                     or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, subject to Sections 8.3, 9.7(b) and 9.8(b), if applicable, the following:

                                          (1)       any Foreign Sale-Leaseback;
                               and

                                          (2)       any sale, lease or other
                               transfer included in the Special Transaction
                               Investment, subject to the provisions of Section 10.6(xxiii);

                                          (3) subject to any offer to prepay
                               required by Section 8.3, the Company or any Subsidiary may sell and transfer any asset, (x) as to assets having a book value less than $3,000,000, so long as the aggregate cash proceeds of such sale are not less than such book value and (y) as to all other assets, so long as the Required Secured Parties have consented to such sale (and as to any Collateral for which the Collateral Agent has obtained an appraisal pursuant to this Agreement, the Required Secured Parties shall be deemed to have so consented if the aggregate cash proceeds of such sale are equal to or greater than the appraised amount therefor);

                                          (4) the Company may enter into an
                               arrangement to sell Receivables pursuant to a Receivables Securitization Program if, as of the end of each of the two immediately preceding Fiscal Quarters prior to entering into such arrangement, the Leverage Ratio has been equal to or less than 2.50 to 1.00.

                               If any assets permitted to be sold under this
                     Section 10.2(c) constitute Collateral, the Collateral Agent shall release its Lien and security interest therein, subject, except as to the Special Transaction Investment, to its receipt of the Net Proceeds of Asset Disposition with respect thereto.

           (ii) Clause (xiii) of Section 10.6 of the Note Agreement is amended in its entirety to read as follows:

                               (xiii) total Investments made for other capital
                     expenditures in Tamaulipas, Mexico for the completion of dyeing, finishing and knitting and related facilities in an aggregate amount not exceeding $54,500,000.


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
           (iii) Clause (xv) of Section 10.6 of the Note Agreement is amended in its entirety to read as follows:

                               (xv) transfer of equipment in an aggregate
                     amount not exceeding $3,000,000 from the United States to Mexico;

           (iv) Clause (xix) of Section 10.6 of the Note Agreement is amended in its entirety to read as follows:

                               (xix) Investments made after November 6, 2000 in
                     Unger Fabrik, LLC in an aggregate amount not exceeding $1,000,000 of which no greater than $750,000 is a cash Investment (except that if Unger Fabrik, LLC becomes a Guarantor hereunder, clause (viii) above shall be applicable and this clause shall have no further force or effect),

           (v) A new clause (xxiii) is added to Section 10.6 as follows:

                               (xxiii) Investments in the Special Transaction
                     Entity under terms acceptable to the Required Holders including, but not limited to, the following: (a) final operating, partnership or other governing agreement pertaining to the Special Transaction Entity and capital structure thereof acceptable to the Required Holders, (b) assets contributed to the Special Transaction Entity are limited to equipment and other tangible personal property acceptable to the Required Holders and generally described in the Special Transaction Letter, and cash of up to $5,000,000 spent to ready the relevant plant and fund working capital within the first three months of the Special Transaction Investment startup, (c) the Company or such Company's Subsidiary, as the case may be, pledges its ownership in the Special Transaction Entity and any rights to any put agreement which the Company, or the Company's Subsidiary as the case may be, has pertaining to the Special Transaction Investment to the Collateral Agent as Collateral for the benefit of the Secured Parties, (d) the Company, or the Company's Subsidiary, as the case may be, shall not permit the Special Transaction Entity to pledge its assets to a third party, (e) the Company shall not, or permit its Subsidiaries to, make any additional Investment in the Special Transaction Entity,

           (vi) The proviso at the end of Section 10.6 of the Note Agreement is amended in its entirety to read as follows:

                     provided, that after giving effect to the making of any Investments permitted by clauses (xi) through (xxi) and clause (xxiii) of this Section, if there are any Notes outstanding at that time, no Default shall be in existence or be created thereby.

           (vii) Section 10.7 of the Note Agreement hereby is amended by adding at the end thereof a new clause (k), as follows:


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                               (k) Domestic Purchase Money Liens securing
                      Domestic Purchase Money Debt.

           (viii) Section 10.8 is amended in its entirety to read as follows:

                               SECTION 10.8. FIXED CHARGE COVERAGE RATIO. As of
                     the end of each Fiscal Quarter, the Fixed Charge Coverage Ratio for the Fiscal Quarter then ended shall at no time be less than the ratio set forth below as of the end of the Fiscal Quarters set forth below:

-------------------------------------------------------------------------------
FISCAL QUARTER                           MINIMUM FIXED CHARGE COVERAGE RATIO
-------------------------------------------------------------------------------
2nd of 2001 Fiscal Year                              Not tested
-------------------------------------------------------------------------------
3rd of 2001 Fiscal Year                             0.80 to 1.00
-------------------------------------------------------------------------------
4th of 2001 Fiscal Year                             0.90 to 1.00
-------------------------------------------------------------------------------
1st of 2002 Fiscal Year                             1.25 to 1.00
-------------------------------------------------------------------------------
2nd of 2002 Fiscal Year                             1.30 to 1.00
-------------------------------------------------------------------------------
3rd of 2002 Fiscal Year                             1.35 to 1.00
-------------------------------------------------------------------------------
4th of 2002 Fiscal Year and thereafter              1.35 to 1.00
-------------------------------------------------------------------------------

           (ix) Section 10.10 is amended in its entirety to read as follows:

                               10.10. LEVERAGE RATIO. The Leverage Ratio for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters shall at all times be less than the ratio set forth below as of the end of the Fiscal Quarters set forth below:

  ------------------------------------------ --------------------------------
                  FISCAL QUARTER                         LEVERAGE RATIO
  ------------------------------------------ --------------------------------
  2nd of 2001 Fiscal Year                             7.00 to 1.00
  ------------------------------------------ --------------------------------
  3rd of 2001 Fiscal Year                             7.25 to 1.00
  ------------------------------------------ --------------------------------
  4th of 2001 Fiscal Year                             6.00 to 1.00
  ------------------------------------------ --------------------------------
  1st of 2002 Fiscal Year                             5.00 to 1.00
  ------------------------------------------ --------------------------------
  2nd of 2002 Fiscal Year                             4.00 to 1.00
  ------------------------------------------ --------------------------------
  3rd of 2002 Fiscal Year                             3.50 to 1.00
  ------------------------------------------ --------------------------------
  4th of 2002 Fiscal Year and thereafter              3.00 to 1.00
  ------------------------------------------ --------------------------------

           (x) Section 10.11 is amended in its entirety to read as follows:


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                               10.11. MINIMUM CONSOLIDATED TANGIBLE NET WORTH.
                     Consolidated Tangible Net Worth shall at no time be less than $200,000,000 plus the sum of (i) 50% of the cumulative Reported Net Income of the Company and its Consolidated Subsidiaries during any period after the Fiscal Quarter ending December 31, 2000 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (i), any Fiscal Quarter in which the Reported Net Income of the Company and its Consolidated Subsidiaries is negative, (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Fiscal Quarter ending December 31, 2000, calculated quarterly at the end of each Fiscal Quarter, and (iii) 100% of any equity resulting from the conversions of any Debt of the Company or its Consolidated Subsidiaries.

           (xi) Section 10.12 of the Note Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

                               SECTION 10.12.       FACTORING ARRANGEMENTS.

                               The Company and its Subsidiaries shall not have
                     any factoring arrangements, except those which comply with the provisions of this Section 10.12 ("PERMITTED FACTORING ARRANGEMENTS"): (i) the aggregate face amount of factored accounts receivable outstanding at any time shall not exceed $40,000,000; (ii) any Factor Advances under a Permitted Factoring Arrangement shall be included in the computation of Debt for purposes of Section 10.14(b)(viii) and may be secured by (x) accounts receivable (and other receivables, including instruments, chattel paper, documents and general intangibles, and returned and repossessed goods related thereto) which are not sold and have not been identified for sale to such factor ("NON-FACTORED ACCOUNTS"), so long as such factor has expressly subordinated its Lien on such Non-Factored Accounts to the Lien of the Collateral Agent, pursuant to a subordination provision acceptable to the Required Holders, which subordinated Liens shall be included in the computation of Liens permitted by Section 10.7(j), and (y) accounts receivable (and other receivables, including instruments, chattel paper, documents and general intangibles, and returned and repossessed goods related thereto) which have been identified for sale to such factor pursuant to the factoring arrangement but which have not yet been sold ("IDENTIFIED ACCOUNTS"), which Liens shall be included in the computation of Liens permitted by Section 10.7(j) until they are actually sold pursuant to such factoring arrangement, but need not be subordinated pursuant to the foregoing (and any Non-Factored Accounts which become Identified Accounts shall no longer be subject to such subordination provisions). Upon the actual sale of Identified Accounts pursuant to such factoring arrangement (such sold accounts being "FACTORED ACCOUNTS"), the Lien of the Collateral Agent shall be automatically released pursuant to the Security Agreement.

           (xii) Section 10.14 hereby is amended by deleting it in its entirety and substituting the following therefor:

                               10.14. ADDITIONAL  DEBT;  DEBT OF  RECEIVABLES
                     SUBSIDIARY. The Company shall not incur or permit to exist, or permit any Consolidated Subsidiary other than the Receivables Subsidiary to incur or permit to exist, any Debt other than:

                               (a) Debt under credit facilities in Mexico in the
                     aggregate amount not exceeding the Dollar equivalent of 66,000,000 Mexican pesos, calculated based on the exchange rate as of the Closing Date, debt under credit facilities in the United Kingdom in the aggregate amount not exceeding the Dollar equivalent of 5,000,000 British pounds sterling, calculated based on the exchange rate as of the Closing Date, term facilities in Portugal in the aggregate amount not exceeding the Dollar equivalent of 900,000,000 Portuguese escudos, calculated based on the exchange rate as of the Closing Date; and

                               (b) Subject to Section 8.3(g), (i) Debt in
                     existence on the Closing Date (including unsecured Debt in the amount of $1,500,000 of Unger Fabrik LLC, a limited liability company in which the Company owns 50% on November 6, 2000, but in which it may thereafter acquire additional interests), and extensions, renewals, refinancings or refundings thereof (provided that the amount of such Debt is not increased); (ii) the Debt under this Agreement;
                     (iii) Debt permitted to be secured by Liens permitted by
                     Section 10.7; (iv) Debt of the types described in clause
                     (vii) of the definition of Debt which is incurred in the ordinary course of business in connection with the sale or purchase of goods or to assure performance of an obligation to a utility or a governmental entity or a worker's compensation obligation; (v) Receivables Program Obligations; (vi) Debt permitted by Section 10.6; (vii) obligations to reimburse any bank or other Person in respect of amounts paid or to be paid under any irrevocable standby letter of credit, or letter of credit issued in support of trade payables arising from the import of goods, in an aggregate amount at any time for all such standby and trade letters of credit not exceeding $5,000,000, (viii) Foreign Capital Leases and other Permitted Foreign Debt and
                     (ix) Domestic Purchase Money Debt up to $40,000,000. The Company shall not permit the Receivables Subsidiary to incur any Debt or other liabilities other than in connection with the Receivables Securitization Program.

           (xiii) Section 10.15 is amended in its entirety to read as follows:

                               SECTION 10.15.  CAPITAL EXPENDITURES.

                               (a) Capital Expenditures for the Fiscal Quarter
                     then ended and the 3 immediately preceding Fiscal Quarters shall at no time be greater than the sum of (x) the applicable amount set forth below as of the end of the

                     Fiscal Quarters set forth below, less (y) the cash portion of the UK Restructuring Charges taken during such period:

----------------------------------------- -------------------------------------
FISCAL QUARTER                                 MAXIMUM CAPITAL EXPENDITURES
----------------------------------------- -------------------------------------
2nd of 2001 Fiscal Year                                 $71,000,000
----------------------------------------- -------------------------------------
3rd of 2001 Fiscal Year                                 $73,000,000
----------------------------------------- -------------------------------------
4th of 2001 Fiscal Year                                 $63,000,000
----------------------------------------- -------------------------------------
1st of 2002 Fiscal Year                                 $61,000,000
----------------------------------------- -------------------------------------
2nd of 2002 Fiscal Year                                 $53,000,000
----------------------------------------- -------------------------------------
3rd of 2002 Fiscal Year                                 $52,000,000
----------------------------------------- -------------------------------------
4th of 2002 Fiscal Year and thereafter                  $50,000,000
----------------------------------------- -------------------------------------

                                (b) If, at the end of the first Fiscal Quarter
                     of the 2002 Fiscal Year or at the end of any Fiscal Quarter thereafter, the Fixed Charge Coverage Ratio for the Fiscal Quarter just ended is less than 1.25 to 1.00, the Company shall not, or permit its Consolidated Subsidiaries to, commit to future Capital Expenditures greater than 50% of the Maximum Capital Expenditures, set forth above, for the next 4 Fiscal Quarters as set forth in the table above.

           (xiv) A new Section 10.18 is added to the Note Agreement as follows:

                               SECTION 10.18. MINIMUM CONSOLIDATED TOTAL EBITDA.
                     Consolidated Total EBITDA for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters shall be at least the amounts set forth below as of the end of the Fiscal Quarters set forth below:

---------------------------------------- --------------------------------------
FISCAL QUARTER                                       MINIMUM EBITDA
---------------------------------------- --------------------------------------
2nd of 2001 Fiscal Year                                $43,000,000
---------------------------------------- --------------------------------------
3rd of 2001 Fiscal Year                                $42,000,000
---------------------------------------- --------------------------------------
4th of 2001 Fiscal Year                                $50,000,000
---------------------------------------- --------------------------------------
1st of 2002 Fiscal Year                                $60,000,000
---------------------------------------- --------------------------------------
2nd of 2002 Fiscal Year                                $78,000,000
---------------------------------------- --------------------------------------
3rd of 2002 Fiscal Year                                $88,000,000
---------------------------------------- --------------------------------------
4th of 2002 Fiscal Year and thereafter                 $95,000,000
---------------------------------------- --------------------------------------

           1G. AMENDMENTS TO SECTION 11 OF THE NOTE AGREEMENT. Section 11 of the Note Agreement shall be amended as follows:

           (i) Clause (c) of Section 11 of the Note Agreement is amended in its entirety to read as follows:

                               (c) the Company shall fail to observe or perform
                     any covenant contained in Section 5.15, Section 7.4,
                     Section 9.1, Section 9.13, Section 10.1, Section 10.2, Sections 10.6 through 10.11, inclusive, Section 10.13,
                     Section 10.15 or Section 10.18; or

           (ii) The word "or" shall be inserted after clause (o);

           (iii) The following new clause shall be added at the end of Section
11:

                               (p) The Company shall refuse to permit the
                     engagement of a third-party business consultant or any replacement of such consultant ("CONSULTANT") to be hired by the Required Holders on terms and in a manner acceptable to the Required Holders in their sole discretion or the Company shall fail to pay any fees, expenses or other obligations owing to the Consultant or otherwise fails to comply in any material respect with the provisions of any agreement entered into with the Consultant.

           1H. AMENDMENT TO SCHEDULE B TO THE NOTE AGREEMENT.

           (i) Schedule B to the Note Agreement is amended by inserting the following defined terms in the appropriate alphabetical order in substitution of the corresponding defined terms set forth therein:

                               "APPLICABLE RATE" shall mean 11.00% per annum,
                     provided, however, that if at any time the Company shall comply with either of:

                                          (i) the financial covenants set forth
                               on Annex A to this Agreement (the "ANNEX A
                               COVENANTS") for four consecutive Fiscal Quarters following the Effective Date (such period, the "COMPLIANCE PERIOD"), and for so long as the Company continues to comply with the Annex A Covenants, the Applicable Rate shall be reduced by (a) .75 of one percent per annum in each of the first, second and third Fiscal Quarters following the Compliance Period and (b) .84 of one percent per annum in the fourth Fiscal Quarter following the Compliance Period; or

                                          (ii) the financial covenants set forth
                               on Annex B to this Agreement (the "ANNEX B
                               COVENANTS") for the Compliance Period and for so long as the Company continues to comply with the Annex B Covenants, the Applicable Rate shall be further reduced by (x) .20 of one percent per annum in each of the first, second and third Fiscal Quarters following the Compliance Period and (y) .25 of one percent per annum in the fourth Fiscal Quarter following the Compliance Period, provided, further, that if the Company shall fail to comply with any one or more of the Annex A Covenants or Annex B Covenants all reductions previously made with respect to the Annex A Covenants and/or Annex B Covenants, as the case may be, shall no longer be taken into account and the rate of interest shall be increased by all such reductions beginning with the next succeeding Fiscal Quarter and provided, however, notwithstanding anything to the contrary in the foregoing, in no event shall the Applicable Rate at any time be less than 7.06% per annum. It being understood that if the Company is in compliance with the Annex A Covenants and the Annex B Covenants, the Applicable Rate shall be adjusted by the cumulative amount as provided in clause (i) and (ii) above.

                               "APPLICABLE RESTRUCTURING CHARGES" means, for
                     each applicable quarterly reporting period in which such charges should be included: (i) the UK Restructuring Charges, up to the amount set forth in the definition thereof; (ii) other restructuring charges incurred in the fourth Fiscal Quarter of the 2000 Fiscal Year in an amount not exceeding $28,645,000, described in the Restructuring Charges Letter; (iii) other restructuring charges to be incurred in each Fiscal Quarter of the 2001 Fiscal Year described in the Restructuring Charges Letter; provided, that the aggregate of such Applicable Restructuring Charges under this clause (iii) for the 2001 Fiscal Year shall not exceed $16,060,000.

                               "CONSOLIDATED TOTAL EBITDA" means, as to the
                     Company and its Consolidated Subsidiaries calculated for each Fiscal Quarter then ending, and the immediately preceding three Fiscal Quarters (determined on a consolidated basis and in accordance with GAAP), the sum of
                     (a) Consolidated Net Income, plus (b) Consolidated Interest Expense (to the extent subtracted from Consolidated Net Income), plus (c) Amortization (to the extent subtracted from Consolidated Net Income), plus (d) Depreciation (to the extent subtracted from Consolidated Net Income), plus or minus (e) to the extent included in determining Consolidated Net Income, provisions for taxes on income for such period (subtract if net benefits are recognized), plus
                     (f) Applicable Restructuring Charges.

                               "SECURITY DOCUMENTS" means the Foreign Stock
                     Pledge Agreement, the Domestic Stock Pledge Agreement, the Life Insurance Assignments, the Security Agreement, the Patent Assignment, the Mortgages and any UK Subsidiary Collateral Documents.

           (ii) Schedule B to the Note Agreement is further amended by inserting the following new defined terms in the appropriate alphabetical order:

                               "COLLATERAL" means: (i) the Foreign Pledged
                     Stock; (ii) the Domestic Pledged Stock and (if applicable, the Receivables Subsidiary Pledged Stock); (iii) all of the personal property described in the Security Agreement and the Patent Assignment; provided, however, that from and after the release of the Receivables Program Assets pursuant to Section 22.6, all references to Collateral pursuant to the Security Agreement shall exclude the Receivables Program Assets and the Purchase Money Note, but shall include the Receivables Subsidiary Pledged Stock;

                     (iv) all of the Plants and Designated Other Real Property;
                     (v) from and after execution and delivery of the Life Insurance Assignments pursuant to Section 5.25(c) of the Credit Agreement, the life insurance policies described in the Life Insurance Assignments; and (vi) when and if the UK Subsidiary Collateral Documents are executed and delivered pursuant to Section 9.9(d) of the Credit Agreement, the UK Subsidiary Collateral.

                               "COLLATERAL AGENT" shall have the meaning set
                     forth in the Intercreditor Agreement.

                               "CONSOLIDATED EXCESS CASH FLOW" means for any
                     period, the sum of the following calculated on a consolidated basis for the Company and its Domestic Subsidiaries (i) Consolidated Net income, plus (ii) to the extent deducted (or minus to the extent included) in determining Consolidated Net Income for such period, non-cash items of income and expense (including depreciation, amortization, and other similar non-cash charges) minus (if a gain) or plus (if a loss) (iii) any gain or loss from the dispositions of Property to the extent taken into account in determining Consolidated Net Income, minus (iv) Capital Expenditures not financed with Purchase Money Debt, minus (v) any increase (or plus any decrease) in the average of the Consolidated Net Working Investment at the end of each month during the period, when compared to the average of the Consolidated Net Working Investment at the end of each month ending during the corresponding period immediately prior thereto, minus (vi) all scheduled principal payments made or long term Debt paid (including prepayments pursuant to Section 8.3).

                               "CONSOLIDATED FIXED CHARGES" means the sum of
                     Consolidated Interest Expense for such period plus Capital Expenditures not financed by Permitted Foreign Debt or Domestic Purchase Money Debt for such period plus all scheduled principal payments made on Debt coming due in the next period.

                               "CONSOLIDATED NET WORKING INVESTMENT" means for
                     any period, the sum of the following calculated on a consolidated basis, (i) the current assets (including gross trade accounts receivable before Factor Advances, but excluding cash and cash equivalents) of the Company and its Domestic Subsidiaries, minus (ii) the current liabilities (excluding Debt) of the Company and its Domestic Subsidiaries.

                               "DOMESTIC PERMITTED PURCHASE MONEY LIEN" means
                     any Lien on an asset which is purchased after the Effective Date and which is located in the United States of America or any state, territory or possession thereof or the District of Columbia, provided that (i) such Lien attaches to such asset concurrently with the acquisition, (ii) such Lien does not at any time encumber any Property other than such asset, (iii) the amount of Debt secured by such asset is not increased and (iv) the aggregate principal amount outstanding at any time of all Domestic Purchase Money Debt secured by Domestic Permitted Purchase Money Liens shall not exceed $40,000,000.

                               "DOMESTIC PURCHASE MONEY DEBT" means Debt
                     incurred by the Company or any Domestic Subsidiary incurred for the purpose of financing all or any part of the cost of acquiring an asset located in the United States of America or any state, territory or possession thereof or the District of Columbia, which Debt is secured by a Domestic Permitted Purchase Money Lien.

                               "EFFECTIVE DATE" means May 16, 2001, the
                     effective date of the First Amendment to Amended and Restated Note Agreement and Waiver.

                               "FISCAL MONTH" means any fiscal month of the
                     Company.

                               "FIXED CHARGE COVERAGE RATIO" means the ratio of
                     the sum of Consolidated Total EBITDA for such period to Consolidated Fixed Charges for such period.

                               "LIFE INSURANCE ASSIGNMENTS" means, individually
                     and collectively, as the context shall require, each Collateral Assignment of Life Insurance executed and delivered by the Company pursuant to Section 9.9(c) in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, to secure the Secured Obligations.

                               "MORELOS ASSETS SALE LETTER" means a letter dated
                     May 15, 2001 from the Company to the Secured Parties pertaining to the sale of certain assets in Morelos, Mexico.

                               "NET PROCEEDS OF SPECIAL TRANSACTION" means all
                     amounts paid in cash from time to time to the Company or any Subsidiary by the Special Transaction Entity, including, without limitation, cash dividends and other cash distributions and payments under a put agreement or other cash returns of capital paid to the Company or any Subsidiary pursuant to the operating, partnership agreement or any other agreement pertaining to the Special Transaction Entity, and repayments of loans to the Special Transaction Entity, in each case net of applicable taxes, but excluding payments arising from ordinary course of business transactions between the Company or any Subsidiary and the Special Transaction Entity which are unrelated to the Special Transaction Investment (such as receipt of payment for goods sold).

                               "NET PROCEEDS OF LOAN REPAYMENT" means all cash
                     proceeds received in payment of intercompany loans between the Company and or any Domestic Subsidiary and any of the Foreign Subsidiaries made as permitted by Section 10.6(xii), (xiii) or (xiv), in each case net of applicable taxes, and excluding "VAT" or "IVA" tax reimbursements originally applied for during the 2001 Fiscal Year.

                               "REPAYMENT EVENT" means, at any time on or after
                     December 31, 2001, the Company shall (a) fail to meet either or both of the financial covenants set forth below and (b) the Credit Agreement shall be refinanced, replaced or repaid in full.

                                          (i) As of the end of each Fiscal
                               Quarter, the Fixed Charge Coverage Ratio for the Fiscal Quarter then ended shall at no time be less than the ratio set forth below as of the end of the Fiscal Quarters set forth below:

----------------------------------------- --------------------------------------
FISCAL QUARTER                              MINIMUM FIXED CHARGE COVERAGE RATIO
----------------------------------------- --------------------------------------
1st of 2002 Fiscal Year                                1.55 to 1.00
----------------------------------------- --------------------------------------
2nd of 2002 Fiscal Year                                1.60 to 1.00
----------------------------------------- --------------------------------------
3rd of 2002 Fiscal Year                                1.65 to 1.00
----------------------------------------- --------------------------------------
4th of 2002 Fiscal Year                                1.65 to 1.00
----------------------------------------- --------------------------------------
1st of 2003 Fiscal Year and thereafter                 1.80 to 1.00
----------------------------------------- --------------------------------------

                                          (ii) The Leverage Ratio for the Fiscal
                               Quarter then ended and the immediately preceding three Fiscal Quarters shall at all times be less then the ratio set forth below as of the end of the Fiscal Quarters set forth below:

------------------------------------ ----------------------------------------
FISCAL QUARTER                                   LEVERAGE RATIO
------------------------------------ ----------------------------------------
1st  of 2002 Fiscal Year                          3.80 to 1.00
------------------------------------ ----------------------------------------
2nd of 2002 Fiscal Year                           2.80 to 1.00
------------------------------------ ----------------------------------------
3rd of 2002 Fiscal Year                           2.45 to 1.00
------------------------------------ ----------------------------------------
4th of 2002 Fiscal Year                           2.20 to 1.00
------------------------------------ ----------------------------------------
1st of 2003 Fiscal Year                           2.10 to 1.00
------------------------------------ ----------------------------------------
2nd of 2003 Fiscal Year                           2.00 to 1.00
------------------------------------ ----------------------------------------
3rd of 2003 Fiscal Year                           1.90 to 1.00
------------------------------------ ----------------------------------------
4th of Fiscal Year and thereafter                 1.85 to 1.00
------------------------------------ ----------------------------------------

                               "REQUIRED SECURED PARTIES" shall have the meaning
                     set forth in the Intercreditor Agreement.

                               "SPECIAL TRANSACTION ENTITY" means the entity in
                     which the Special Transaction Investment will be made as described in the Special Transaction Letter, subject to the provisions of Section 10.6(xxiii).

                               "SPECIAL TRANSACTION INVESTMENT" means the
                     Investment to be made in the Special Transaction Entity described in the Special Transaction Letter, subject to the provisions of Section 10.6(xxiii).

                               "SPECIAL TRANSACTION LETTER" means a letter dated
                     May 15, 2001 from the Company to the Secured Parties which
                     (i) is entitled at the top thereof "SPECIAL TRANSACTION LETTER", (ii) refers to this Agreement, as amended by that certain First Amendment to Amended and Restated Note Agreement and Waiver, (iii) describes the Special Transaction Investment in the Special Transaction Entity and (iv) describes the equipment to be contributed to the Special Transaction Entity.

                               "UK RESTRUCTURING CHARGES" means restructuring
                     charges taken or to be taken in the 2001 Fiscal Year in connection with the operations of UK Subsidiaries in an aggregate amount not to exceed $4,800,000 and described in a letter dated April 16, 2001 from the Company to the Banks and the Purchasers.

                               "UK SUBSIDIARY" means any Subsidiary organized
                     under the laws of the United Kingdom and any Subsidiary owned by a Subsidiary organized under the laws of the United Kingdom.

                               "UK SUBSIDIARY COLLATERAL" means substantially
                     all of the assets (both real or personal) of any UK Subsidiary as to which the Collateral Agent has taken a fixed or floating charge pursuant to Section 9.9(d) for the ratable benefit of the Secured Parties, to secure the Secured Obligations.

                               "UK SUBSIDIARY COLLATERAL DOCUMENTS" means,
                     individually and collectively, as the context shall require, any documents executed and delivered by any of the UK Subsidiaries granting to the Collateral Agent, for the ratable benefit of the Secured Parties, to secure the Secured Obligations, a fixed or floating charge on any UK Subsidiary Collateral pursuant to Section 9.9(d).

           2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective on the date (the "EFFECTIVE DATE") when, and only when, (a) the Noteholders shall have received all of the following documents, each (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to each of the Noteholders:

           (i) executed originals of each of this Amendment and the Consent and Reaffirmation of Guarantors, attached hereto;

           (ii) an opinion letter (together with any opinions of local counsel relied on therein) of (i) Weil, Gotshal & Manges LLP, special counsel for the Company and the Guarantors, and (ii) Robert A. Emken, Jr., General Counsel for the Company and the Guarantors, each dated as of the Effective Date and covering such matters relating hereto and to the transactions contemplated hereby as the Purchasers may reasonably request;

           (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of the Company certified by its secretary or assistant secretary as of the Effective Date, approving and adopting this Amendment, and authorizing the execution and delivery thereof and the matters contemplated hereby;

           (iv) specimen signatures of officers or other appropriate representatives executing this Amendment on behalf of the Company, certified by the secretary or assistant secretary of the Company;

           (v) the Organizational Documents of the Company certified as of a recent date by the Secretary of State of its state of organization;

           (vi) certificates issued as of a recent date by the Secretary of State of the jurisdiction of formation of the Company as to the due existence and good standing of the Company;

           (vii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Company as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

           (viii) receipt of and satisfaction with the amendment to the Credit Agreement amending sections thereof to be consistent with the amendments contained herein;

           (ix) duly executed copy of the Morelos Assets Sale Letter and approval thereof by each Secured Party; and

           (x) duly executed copy of the Special Transaction Letter and approval thereof by each Secured Party (subject to the provisions of Section 10.6(xxiii)).

           (b) The execution and delivery by each of the Secured Parties of a First Amendment to Intercreditor Agreement and by each of the parties to the Consent and Reaffirmation of the Company and the Guarantors attached thereto.

           (c) The Company shall have paid in immediately available funds, the nonrefundable restructuring fee to each of the Noteholders;

           (d) The Company shall have paid all costs and expenses (including legal fees) incurred by any Noteholder;

           (e) Such other documents, instruments, approvals or opinions as any Noteholder may reasonably request; and

           (f) Other than the Second Quarter FY 2001 Replaced Financing Covenant Default and as disclosed in writing to the Noteholders, the representations and warranties contained herein shall be true on and as of the date hereof, there shall exist on the date hereof, no Event of Default or Default; there shall exist no material adverse change in the financial condition, business operation or prospects of the Company or its Subsidiaries since November 6, 2000; and the Company shall have delivered to the Noteholders an Officer's Certificate to such effect.

           3. WAIVER. Effective upon satisfaction of the conditions to effectiveness set forth in Section 2 hereof, and subject to the other terms and conditions set forth herein, each of the Noteholders waives the Second Quarter FY2001 Replaced Financial Covenant Defaults.

           4. REPRESENTATIONS AND WARRANTIES.

           (a) The Company hereby repeats and confirms each of the representations and warranties made by it in the Note Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to "this Agreement", "hereof", "hereunder", "thereof", "thereunder" and words of like import being deemed to be a reference to the Note Agreement as amended hereby.

           (b) The Company further represents and warrants as follows:

           (i) The execution, delivery and performance by the Company of this Amendment is within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (A) its charter or by-laws, (B) law or (C) any legal or contractual restriction binding on or affecting the Company; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

           (ii) No governmental approval is required for the due execution, delivery and performance by the Company of this Amendment, except for such governmental approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

           (iii) This Amendment constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

           (iv) There are no pending or threatened actions, suits or proceedings affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of the Company and it Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of the Note Agreement or the Notes, as amended by this Amendment.

           5. MISCELLANEOUS.

           5A. REFERENCE TO AND EFFECT ON THE NOTE AGREEMENT. (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Note Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Note Agreement, and each reference in any other document to "the Note Agreement", "thereunder", "thereof" or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby and each reference to the Notes, and each reference in any other document to "the Notes", "thereunder", "thereof" or words of like import referring to the Notes, shall mean and be a reference to the Notes, as amended hereby. The waiver set forth in Section 3 hereof shall (i) relate only to the Second Quarter FY2001 Replaced Financial Covenant Defaults, and (ii) be effective as of the end of the Second Quarter FY2001, subject to satisfaction of the conditions precedent set forth in Section 2 hereof. The waiver hereby granted by the Noteholders shall not apply to any other past, present or future noncompliance with any provision of the Note Agreement (including, without, limitation, any Event of Default occurring or in existence under Sections 10.8,
10.10 and 10.11 of the Note Agreement as amended by this Amendment on and after the last day of the Second Quarter FY2001), and all rights, powers and remedies of the Noteholders are reserved with respect thereto.

           (b) Except as specifically amended above, the Note Agreement and the Notes, and all other related documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

           (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any holder of a Note under the Note Agreement or the Notes, nor constitute a waiver of any provision of any of the foregoing.

           5B. COSTS AND EXPENSES. The Company agrees to pay on demand all costs and expenses incurred by any holder of a Note in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel. The Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by any holder of a Note in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this paragraph 5B.

           5C. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

           5D. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

           5E. FURTHER ASSURANCES. The Company agrees to take such further actions as the Required Holders shall reasonably request in connection herewith to evidence the amendments herein contained.

           5F. ESTOPPEL. To induce the Noteholders to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the Effective Date, there exists no right of offset, defense or counterclaim in favor of the Company against any holder of the Notes with respect to the obligations of the Company to any such holder, either with or without giving effect to this Amendment.



                           [Signatures on Next Page.]

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                            GUILFORD MILLS, INC.

                                            By: Mark E. Cook
                                                ------------------------------
                                                Name: Mark E. Cook
                                                Title: Treasurer


Schedule 9.9         Life Insurance Policies



                       [Signature Continue on Next Page.]

                                NOTEHOLDERS:

                                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                By: Thomas P. Hackett
                                    -------------------------------------------
                                      Name: Thomas P. Hackett
                                       Title: Vice President

                                Information for Notices:

                                c/o Prudential Capital Group
                                Two Ravinia Drive, Suite 1400
                                Atlanta, Georgia 30346
                                Attn:  Managing Director
                                Telecopier number:  770-395-8421
                                Confirmation number:  770-395-8478

                                with a copy to:

                                c/o Prudential Capital Group
                                1114 Avenue of the Americas
                                New York, New York 10036
                                Attn: Law Department
                                Telecopier: (212) 626-2079




                       [Signature Continue on Next Page.]

                             THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

                             By: C. Scott Inglis
                                 ----------------------------------------------
                                 Name: C. Scott Inglis
                                 Title: Investment Officer

                             Information for Notices:

                             The Variable Annuity Life Insurance Company
                                  and PA 54
                             c/o State Street Bank and Trust Company
                             Insurance Services WES2S
                             105 Rosemont Road
                             Westwood, Massachusetts 02090
                             Telecopier number: 781-302-8005
                             Confirmation number: 781-___-____

                                                          and

                             The Variable Annuity Life Insurance Company
                             c/o American General Corporation
                             Attn: Investment Research Department, A37-01
                             P.O. Box 3247
                             Overnight Mail: 2929 Allen Parkway, A3701
                                             Houston, Texas 7019-2155
                             Telecopier number: 713-831-1366
                             Tax I.D. Number 74-1625348




                       [Signature Continue on Next Page.]

                            AMERICAN GENERAL ANNUITY INSURANCE COMPANY

                            By: C. Scott Inglis
                                -----------------------------------------------
                                Name: C. Scott Inglis
                                Title: Investment Officer

                            Information for Notices:

                            American General Annuity Insurance Company
                              and WE1B
                            c/o State Street Bank and Trust Company
                            Insurance Services WES2S
                            105 Rosemont Road
                            Westwood, Massachusetts 02090
                            Telecopier number: 781-302-8005
                            Confirmation number: 781-___-____

                                                         and

                            American General Annuity Insurance Company
                            c/o American General Corporation
                            Attn: Investment Research Department, A37-01
                            P.O. Box 3247
                            Overnight Mail: 2929 Allen Parkway, A3701
                                            Houston, Texas 7019-2155
                            Telecopier number: 713-831-1366
                            Tax I.D. Number 75-0770838





                       [Signature Continue on Next Page.]

                              MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                              By: David L. Babson & Company Inc. as
                                  Investment Adviser

                              By: Thomas Li
                                  ---------------------------------------------
                                  Name: Thomas Li
                                  Title: Managing Director

                              Information for Notices:
                              Massachusetts Mutual Life Insurance Company
                              c/o David L. Babson & Company Inc.
                              1295 State Street
                              Springfield, Massachusetts 01111
                              Attn:  Thomas Li
                              Telecopier number:  413-744-6127
                              Confirmation number: 413-744-7727





                       [Signature Continue on Next Page.]

                              C. M. LIFE INSURANCE COMPANY
                              By: David L. Babson & Company Inc. as
                                  Investment Sub-Adviser

                              By: Thomas Li
                                  --------------------------------------------
                                  Name: Thomas Li
                                  Title: Managing Director

                              Information for Notices:

                              C.M. Life Insurance Company
                              c/o David L. Babson & Company Inc.
                              1295 State Street
                              Springfield, Massachusetts 01111
                              Attn:  Thomas Li
                              Telecopier number:  413-744-6127
                              Confirmation number: 413-744-7727

                     CONSENT AND REAFFIRMATION OF GUARANTORS


           Each of the undersigned (i) acknowledges receipt of the foregoing Amendment of Note Agreement (the "AMENDMENT"), (ii) consents to the execution and delivery of the Amendment and the transaction contemplated thereby by the parties thereto, and (iii) reaffirms all of its obligations and covenants under the Amended and Restated Guaranty Agreement dated as of November 6, 2000, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Amendment or the transaction contemplated thereby. Each Guarantor hereby acknowledges and agrees that there exists no right of offset, defense or counterclaim in favor of itself against any holder of the Notes with respect to the obligations of such Guarantor to any such holder, either with or without giving effect to this Amendment. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.



                           [Signatures On Next Page.]

                                 GOLD MILLS, INC.,
                                    a Delaware corporation      (SEAL)
                                 RASCHEL FASHION INTERKNITTING, LTD.,
                                    a New York corporation      (SEAL)
                                 CURTAINS AND FABRICS, INC.,
                                    a New York corporation      (SEAL)
                                 GUILFORD INTERNATIONAL, INC.,
                                    a U.S. Virgin Islands corporation  (SEAL)
                                 GFD FABRICS, INC.,
                                    a North Carolina corporation (SEAL)
                                 GFD SERVICES, INC.,
                                    a Delaware corporation      (SEAL)
                                 MEXICAN INDUSTRIES OF NORTH
                                 CAROLINA, INC.,
                                    a North Carolina corporation (SEAL)
                                 HOFMANN LACES, LTD.,
                                    a New York corporation       (SEAL)
                                 ADVISORY RESEARCH SERVICES, INC.
                                    a North Carolina corporation (SEAL)
                                 GUILFORD MILLS (MICHIGAN), INC.
                                    a Michigan corporation       (SEAL)
                                 GUILFORD AIRMONT, INC.,
                                    a North Carolina corporation (SEAL)
                                 GOLD MILLS FARMS, INC.,
                                    a New York corporation       (SEAL)
                                 GMI COMPUTER SALES, INC.
                                 a North Carolina corporation    (SEAL)


                                 By:
                                 Title:

                                 TWIN RIVERS TEXTILE PRINTING AND FINISHING, a North Carolina general partnership

                                 By: Advisory Research Services, Inc.
                                        a General Partner


                                 By:
                                 Title:

                                                                   SCHEDULE A

                                   Noteholders
                                   -----------


The Prudential Insurance Company of America
The Variable Annuity Life Insurance Company
American General Annuity Insurance Company
Massachusetts Mutual Lie Insurance Company
C.M. Life Insurance Company

                                                              SCHEDULE 9.9(C)

-------------------------------------------------------------------------------------------------------------------------------
            INSURER                     POLICY NUMBER                 INSURED                  DATE ISSUED       CSV AMOUNT
-------------------------------------------------------------------------------------------------------------------------------


                                                             ANNEX A COVENANTS


           (I) INTEREST COVERAGE RATIO. The Interest Coverage Ratio for the Fiscal Quarter just ended shall at no time be less than the ratio set forth below as of the end of the Fiscal Quarters set forth below:

------------------------------------------- -----------------------------------
FISCAL QUARTER                                MINIMUM INTEREST COVERAGE RATIO
------------------------------------------- -----------------------------------
4th of 2000 Fiscal Year                                4.00
------------------------------------------- -----------------------------------
1st of 2001 Fiscal Year                                3.05
------------------------------------------- -----------------------------------
2nd of 2001 Fiscal Year                                2.65
------------------------------------------- -----------------------------------
3rd of 2001 Fiscal Year                                2.75
------------------------------------------- -----------------------------------
4th of 2001 Fiscal Year                                3.20
------------------------------------------- -----------------------------------
1st  of 2002 Fiscal Year                               3.80
------------------------------------------- -----------------------------------
2nd of 2002 Fiscal Year                                4.00
------------------------------------------- -----------------------------------
3rd of 2002 Fiscal Year                                4.50
------------------------------------------- -----------------------------------
4th of 2002 Fiscal Year and thereafter                 5.00
------------------------------------------- -----------------------------------


           (II) LEVERAGE RATIO. The Leverage Ratio for the Fiscal Quarter just ended shall at all times be less than the ratio set forth below as of the end of the Fiscal Quarters set forth below:

---------------------------------------- ------------------------------
                FISCAL QUARTER                 LEVERAGE RATIO
---------------------------------------- ------------------------------
4th of 2000 Fiscal Year                           4.25
---------------------------------------- ------------------------------
1st of 2001 Fiscal Year                           4.35
---------------------------------------- ------------------------------
2nd of 2001 Fiscal Year                           4.50
---------------------------------------- ------------------------------
3rd of 2001 Fiscal Year                           3.75
---------------------------------------- ------------------------------
4th of 2001 Fiscal Year                           2.95
---------------------------------------- ------------------------------
1st of 2002 Fiscal Year                           2.55
---------------------------------------- ------------------------------
2nd of 2002 Fiscal Year                           2.50
---------------------------------------- ------------------------------
3rd of 2002 Fiscal Year                           2.25
---------------------------------------- ------------------------------
4th of 2002 Fiscal Year and thereafter            2.00
---------------------------------------- ------------------------------

           (III) MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth will at no time be less than $245,000,000 plus the sum of (i) 50% of the cumulative Reported Net Income of the Company and its Consolidated Subsidiaries during any period after the Fiscal Quarter ending April 2, 2000 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (i), any Fiscal Quarter in which the Reported Net Income of the Company and its Consolidated Subsidiaries is negative, (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Fiscal Quarter ending April 2, 2000, calculated quarterly at the end of each Fiscal Quarter, and (iii) 100% of any equity resulting from the conversions of any Debt of the Company or its Consolidated Subsidiaries.



           For purposes of this Annex A, defined terms shall have the following meanings:

           "AMORTIZATION" means for any period of determination the sum of all amortization charges of the Company and its Consolidated Subsidiaries for such period as determined in accordance with GAAP, on a consolidated basis.

           "APPLICABLE RESTRUCTURING CHARGES" means, for each applicable quarterly reporting period in which such charges should be included: (i) restructuring charges incurred in the fourth Fiscal Quarter of the 2000 Fiscal Year in an amount not exceeding $28,645,000, described in the Restructuring Charges Letter; (ii) restructuring charges to be incurred in each Fiscal Quarter of the 2001 Fiscal Year described in the Restructuring Charges Letter; provided, that the aggregate of such Applicable Restructuring Charges for the 2001 Fiscal Year shall not exceed $14,015,000.

           "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "COMPANY" means Guilford Mills, Inc., a Delaware corporation.

           "CONSOLIDATED INTEREST EXPENSE" for any period means (i) interest, whether expensed or capitalized, in respect of Consolidated Total Debt of the Company or any of its Consolidated Subsidiaries outstanding during such period and (ii) all discount, fees and program expenses payable under a Receivables Securitization Program.

           "CONSOLIDATED NET INCOME" means, for any period, the Net Income of the Company and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Company or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

           "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Company in its consolidated financial statements as of such date.

           "CONSOLIDATED TANGIBLE NET WORTH" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

                     (a) Any surplus resulting from any write-up of assets subsequent to October 3, 1999;

                     (b) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

                     (c) To the extent not included in (b) of this definition, any amount at which shares of Capital Stock of the Company appear as an asset on the balance sheet of the Company and its Consolidated Subsidiaries;

                     (d) Loans or advances to stockholders, directors, officers or employees; and

                     (e) To the extent not included in (b) of this definition, deferred expenses.

           "CONSOLIDATED TOTAL DEBT" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

           "CONSOLIDATED TOTAL EBITDA" means, as to the Company and its Consolidated Subsidiaries calculated for each Fiscal Quarter then ending, and the immediately preceding 3 Fiscal Quarters (determined on a consolidated basis and in accordance with GAAP), the sum of (a) Consolidated Net Income, plus (b) Consolidated Interest Expense (to the extent subtracted from Consolidated Net Income), plus (c) Amortization (to the extent subtracted from Consolidated Net Income), plus (d) Depreciation (to the extent subtracted from Consolidated Net Income), plus (e) consolidated tax expenses for such period (to the extent subtracted from Consolidated Net Income), minus or plus (f) to the extent included in Consolidated Net Income, any non-operating gains and losses, up to but not in excess of $2,500,000, plus (g) non cash charges up to but not in excess of $5,000,000, plus (h) Applicable Restructuring Charges.

           "CONTRIBUTED RECEIVABLES" means Receivables which are contributed to the Receivables Subsidiary as equity Investments therein pursuant to a Receivables Securitization Program.

           "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, including Factor Advances, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, but excluding letters of credit or similar instruments having a stated maturity of less than one year from the date of issuance which are issued in support of trade payables arising from the import of goods, (viii) all Hedge Obligations, (ix) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (x) all Debt of others Guaranteed by such Person, and (xi) all principal amounts outstanding and owed to parties other than the Company or any Subsidiary under the items described in clause (a) of the definition of Receivables Program Obligations.

           "DEPRECIATION" means for any period the sum of all depreciation expenses of the Company and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

           "EXCLUDED RECEIVABLES ASSETS" means: (i) all inventory of the Company or any of its Subsidiaries, other than returned or repossessed goods, if any, relating to the sale that gave rise to any Purchased Receivables or Contributed Receivables ("SPECIFIED RETURNED GOODS)"; (ii) Receivables which are not Purchased Receivables or Contributed Receivables; and (iii) any Receivables or other proceeds of inventory of the Company and the Subsidiaries created or arising (x) after a the commencement of a case under 11 U.S.C.A, ss.101 et. seq. (as amended from time to time) in which the Company or such Subsidiary is the debtor (other than proceeds of Specified Returned Goods), (y) after termination of purchases under the Receivables Securitization Program or (z) from the sale or other disposition of any of the inventory of the Company and the Subsidiaries (other than Specified Returned Goods) by Wachovia, as Collateral Agent, as a secured party under the applicable Uniform Commercial Code.

           "FACTOR ADVANCES" means all amounts advanced to the Company or a Subsidiary in respect of an Identified Account prior to its stated maturity by a factor in connection with a Permitted Factoring Arrangement.

           "FISCAL QUARTER" means any fiscal quarter of the Company.

           "FISCAL YEAR" means any fiscal year of the Company.

           "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

           "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

           "HEDGE OBLIGATIONS" means all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any, and in any case net of any benefits of such Person).

           "IDENTIFIED ACCOUNTS" has the meaning set forth in Section 10.12.

           "INTEREST COVERAGE RATIO" means the ratio of (i) Consolidated Total EBITDA to (ii) Consolidated Interest Expense.

           "INVESTMENT" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

           "LEVERAGE RATIO" means the ratio of Consolidated Total Debt to Consolidated Total EBITDA.

           "NET INCOME" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

           "NET PROCEEDS OF CAPITAL STOCK" means any cash proceeds received by the Company or a Consolidated Subsidiary in respect of the issuance of Capital Stock, after deducting therefrom all reasonable and customary costs and expenses incurred by the Company or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

           "PERMITTED FACTORING ARRANGEMENTS" has the meaning set forth in
Section 10.12.

           "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

           "PURCHASED RECEIVABLES" means Receivables which are actually purchased pursuant to the Receivables Program Documents, for a purchase price determined pursuant thereto.

           "PURCHASER" is defined in Section 2.

           "RECEIVABLES" means all rights of the Company or its Subsidiaries to payment, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale of goods or services (including rights under bill and hold arrangements) by the Company or its Subsidiary (and including the right to payment of any interest or finance charges and other obligations with respect thereto).

           "RECEIVABLES PROGRAM ASSETS" means (a) all Purchased Receivables and Contributed Receivables transferred by the Company or its Subsidiaries (including the Receivables Subsidiary) pursuant to the Receivables Program Documents; provided, however, that the term "Receivables Program Assets" shall not include any Excluded Receivables Assets, (b) all Receivables Program Related

Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses (a) and (b).

           "RECEIVABLES PROGRAM DOCUMENTS" means (x) a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreements to acquire undivided interests or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time entered into by the Company and/or its Subsidiaries (including the Receivables Subsidiary), and (y) each other instrument, agreement and other document entered into by the Company or its Subsidiaries (including the Receivables Subsidiary) relating to the transactions contemplated by the items referred to in clause (x) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

           "RECEIVABLES PROGRAM OBLIGATIONS" means (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Receivables Program Assets, and (b) related obligations of the Company and/or its Subsidiaries (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions) and other Standard Securitization Undertakings.

           "RECEIVABLES PROGRAM RELATED ASSETS" means, with respect to Purchased Receivables and Contributed Receivables (but not Excluded Receivables Assets),
(i) rights of the seller or contributor thereof under the documentation governing or relating to such Receivables, including all contracts pursuant to which any account party or other party is obligated to make payment on any such Receivable, and all related purchase orders, invoices and other agreements, documents, books, records and other media for the storage of information (including tapes, disks, punch cards, computer programs and databases and related property), (ii) all of the right, title and interest of the seller or contributor thereof in the goods, if any, relating to the sale that gave rise to such Receivable, all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract described in clause (i) or otherwise, and all letters of credit, guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the contract described in clause (i) or otherwise and (iii) all proceeds of all of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect thereof or otherwise applied to repay or discharge any such Receivable (including insurance payments applied in the ordinary course of business to amounts owed in respect of such Receivable and net proceeds of any sale or other disposition of repossessed goods that were the subject of any such Receivable) or other collateral or property of the account party or other party directly or indirectly liable for payment of such Receivables, and any lockboxes or accounts in which such proceeds are deposited,
(iv) all spread accounts and other similar accounts (and any amount on deposit therein) established in connection with the Receivables Securitization Program and (v) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Program Documents.

           "RECEIVABLES SECURITIZATION PROGRAM" means any transaction or series of transactions that may be entered into by the Company and its Subsidiaries pursuant to which the Company and/or its Subsidiaries may sell, convey or otherwise transfer to the Receivables Subsidiary and (in the case of a transfer by the Receivables Subsidiary) any other Person, or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:

                     (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle (i) is guaranteed by the Company or its Subsidiaries (other than the Receivables Subsidiary and excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or its Subsidiaries (other than the Receivables Subsidiary) for payment other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or its Subsidiaries (other than the Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings,

                     (b) the Company and its Subsidiaries (other than the Receivables Subsidiary) do not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results; and

                     (c) the net purchase price payable to the Company or Subsidiary with respect to Purchased Receivables thereunder (net of all reserves, discounts, fees and charges) is not less than 75% of the face amount of the Purchased Receivables.

           "RECEIVABLES SUBSIDIARY" means a special purpose corporation, limited liability company or other entity that is a wholly owned subsidiary of the Company, created for the sole purpose of, and whose only business shall be, acquisition of the Receivables Program Assets pursuant to the Receivables Securitization Program and those activities incidental to the Receivables Securitization Program.

           "REDEEMABLE PREFERRED STOCK" of any Person means any preferred stock issued by such Person which is at any time prior to December 18, 2008 either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

           "REPORTED NET INCOME" means, for any period, the Net Income of the Company and its Consolidated Subsidiaries determined on a consolidated basis.

           "RESTRUCTURING CHARGES LETTER" means a letter dated November 6, 2000 from the Company to the Wachovia, the Banks and each holder of Note as of such date describing the Applicable Restructuring Charges.

           "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or its Subsidiaries (other than the Receivables Subsidiary) that are reasonably customary in accounts receivable securitization transactions, as reasonably determined in good faith by the Purchaser.

           "STOCKHOLDERS' EQUITY" means, at any time, the shareholders' equity of the Company and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Company or any of its Consolidated Subsidiaries. Stockholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

           "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                                                             ANNEX B COVENANTS


           (I) ADJUSTED INTEREST COVERAGE RATIO. The Adjusted Interest Coverage Ratio for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters shall at no time be less than (i) from the Closing Date through and including the first Fiscal Quarter of the 2001 Fiscal Year, 1.05 to 1.00, (ii) from and including the second Fiscal Quarter of the 2001 Fiscal Year through and including the third Fiscal Quarter of the 2001 Fiscal Year, 1.25 to 1.0, (iii) from and including the fourth Fiscal Quarter of the 2001 Fiscal Year through and including the third Fiscal Quarter of the 2002 Fiscal Year, 1.75 to 1.0 and (iv) thereafter, 2.50 to 1.00.

           (II) LEVERAGE RATIO. The Leverage Ratio for the Fiscal Quarter just ended and the immediately preceding 3 Fiscal Quarters shall at all times be less than (i) from the Closing Date through and including the second Fiscal Quarter of the 2000 Fiscal Year, 3.65 to 1.00, (ii) during the third Fiscal Quarter of the 2000 Fiscal Year, 3.50 to 1.0, (iii) from and including the fourth Fiscal Quarter of the 2000 Fiscal Year through and including the third Fiscal Quarter of the 2001 Fiscal Year, 3.00 to 1.0, (iv) from and including the fourth Fiscal Quarter of the 2001 Fiscal Year through and including the third Fiscal Quarter of the 2002 Fiscal Year, 2.75 to 1.0 and (v) thereafter, 2.50 to 1.00.

           (III) MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth will at no time be less than $245,000,000 plus the sum of (i) 50% of the cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries during any period after the Fiscal Quarter ending April 2, 2000 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (i), any Fiscal Quarter in which the Reported Net Income of the Borrower and its Consolidated Subsidiaries is negative, (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Fiscal Quarter ending April 2, 2000, calculated quarterly at the end of each Fiscal Quarter, and (iii) 100% of any equity resulting from the conversions of any Debt of the Borrower or its Consolidated Subsidiaries.



           For purposes of this Annex B, defined terms shall have the following meanings:

           "ADJUSTED INTEREST COVERAGE RATIO" means the ratio of (i) Consolidated Total EBITDA minus Capital Expenditures, to (ii) Consolidated Interest Expense.

           "AMORTIZATION" means for any period of determination the sum of all amortization charges of the Borrower and its Consolidated Subsidiaries for such period as determined in accordance with GAAP, on a consolidated basis.

           "ASSIGNEE" has the meaning set forth in Section 9.08(c).

           "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.

           "BANK" means each bank a party to the Credit Agreement.

           "BORROWER" means Guilford Mills, Inc., a Delaware corporation, and its successors and permitted assigns.

           "CAPITAL EXPENDITURES" means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP; provided that Capital Expenditures shall not include capitalized interest or any amortized deferred financing costs which are included in the computation of Consolidated Interest Expense.

           "CAPITAL STOCK" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

           "CASH MANAGEMENT AGREEMENTS" means, individually and collectively, as the context shall require. any agreements between the Borrower, on the one hand, and any Bank, on the other hand, whether now or hereafter in effect, pursuant to which such Bank provides Cash Management Services, and all amendments thereto, supplements thereof, and replacements therefor.

           "CASH MANAGEMENT SERVICES OBLIGATIONS" means any and all obligations of the Borrower and/or any of its Subsidiaries to any Cash Management Services Provider and/or any of its Affiliates under any of the Cash Management Agreements or otherwise relating to any of the Cash Management Services.

           "CASH MANAGEMENT SERVICES" shall mean cash management services for operating, collection, payroll and trust accounts of the Borrower and/or its Subsidiaries provided by a Cash Management Services Provider and/or its Affiliates, including, without limitation, automatic clearing house services, control disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services, and wire transfer services.

           "CASH MANAGEMENT SERVICES PROVIDER" means any Bank or Affiliate thereof which provides Cash Management Services to the Borrower and/or any of its Affiliates under any of the Cash Management Agreements or otherwise relating to any of the Cash Management Services, in its capacity as the provider of such services.

           "CLOSING DATE" means May 26, 2000.

           "COLLATERAL AGENT" means Wachovia, in its capacity as collateral agent for the Secured Parties pursuant to the Intercreditor Agreement, or any successor collateral agent appointed or designated pursuant thereto.

           "CONSOLIDATED INTEREST EXPENSE" for any period means (i) interest, whether expensed or capitalized, in respect of Consolidated Total Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period and (ii) all discount, fees and program expenses payable under a Receivables Securitization Program.

           "CONSOLIDATED NET INCOME" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

           "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

           "CONSOLIDATED TANGIBLE NET WORTH" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

                     (A) Any surplus resulting from any write-up of assets subsequent to October 3, 1999;

                     (B) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

                     (C) To the extent not included in (B) of this definition, any amount at which shares of Capital Stock of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries;

                     (D) Loans or advances to stockholders, directors, officers or employees; and

                     (E) To the extent not included in (B) of this definition, deferred expenses.

           "CONSOLIDATED TOTAL DEBT" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

           "CONSOLIDATED TOTAL EBITDA" means, as to the Borrower and its Consolidated Subsidiaries calculated for each Fiscal Quarter then ending, and the immediately preceding 3 Fiscal Quarters (determined on a consolidated basis and in accordance with GAAP), the sum of (a) Consolidated Net Income, plus (b) Consolidated Interest Expense (to the extent subtracted from Consolidated Net Income), plus (c) Amortization (to the extent subtracted from Consolidated Net Income), plus (d) Depreciation (to the extent subtracted from Consolidated Net Income), plus (e) consolidated tax expenses for such period (to the extent subtracted from Consolidated Net Income), minus or plus (f) to the extent included in Consolidated Net Income, any non-operating gains and losses, up to but not in excess of $2,500,000, plus (g) non cash charges up to but not in excess of $5,000,000.

           "CONTRIBUTED RECEIVABLES" means Receivables which are contributed to the Receivables Subsidiary as equity Investments therein pursuant to a Receivables Securitization Program.

           "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, including Factor Advances, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, but excluding letters of credit or similar instruments having a stated maturity of less than one year from the date of issuance which are issued in support of trade payables arising from the import of goods, (viii) all Hedge Obligations, (ix) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (x) all Debt of others Guaranteed by such Person, and (xi) all principal amounts outstanding and owed to parties other than the Borrower or any Subsidiary under the items described in clause (a) of the definition of Receivables Program Obligations.

           "DEPRECIATION" means for any period the sum of all depreciation expenses of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

           "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

           "EXCLUDED RECEIVABLES ASSETS" means: (i) all inventory of the Borrower or any of its Subsidiaries, other than returned or repossessed goods, if any, relating to the sale that gave rise to any Purchased Receivables or Contributed Receivables ("SPECIFIED RETURNED GOODS"); (ii) Receivables which are not Purchased Receivables or Contributed Receivables; and (iii) any Receivables or other proceeds of inventory of the Borrower and the Subsidiaries created or arising (x) after a the commencement of a case under 11 U.S.C.A, ss.101 et. seq. (as amended from time to time) in which the Borrower or such Subsidiary is the debtor (other than proceeds of Specified Returned Goods), (y) after termination of purchases under the Receivables Securitization Program or (z) from the sale or other disposition of any of the inventory of the Borrower and the Subsidiaries (other than Specified Returned Goods) by the Collateral Agent, as a secured party under the applicable Uniform Commercial Code.

           "FACTOR ADVANCES" means all amounts advanced to the Borrower or a Subsidiary in respect of an Identified Account prior to its stated maturity by a factor in connection with a Permitted Factoring Arrangement.

           "FISCAL QUARTER" means any fiscal quarter of the Borrower.

           "FISCAL YEAR" means any fiscal year of the Borrower.

           "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

           "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

           "HEDGE OBLIGATIONS" means all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any, and in any case net of any benefits of such Person).

           "IDENTIFIED ACCOUNTS" has the meaning set forth in Section 5.23.

           "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of even date herewith, substantially in the form of Exhibit N, among the Collateral Agent, the Banks, The Prudential Insurance Company of America, The Variable Annuity Life Insurance Company, American General Annuity Insurance Company, Massachusetts Mutual Life Insurance Company and C. M. Life Insurance Company, together with the Acknowledgment and Agreement of the Borrower and the Guarantors at the end thereof, as it may be amended or supplemented from time to time.

           "INVESTMENT" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

           "LEVERAGE RATIO" means the ratio of Consolidated Total Debt to Consolidated Total EBITDA.

           "LIEN" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing (other than an agreement with any creditor that if a Lien is granted to another Person, an equal and ratable Lien will be granted to such creditor). For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

           "NET INCOME" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

           "NET PROCEEDS OF CAPITAL STOCK" means any cash proceeds received by the Borrower or a Consolidated Subsidiary in respect of the issuance of Capital Stock, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

           "PERMITTED FACTORING ARRANGEMENTS" has the meaning set forth in
Section 5.23.

           "PERSON" means an individual, a corporation, a limited liability corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

           "PURCHASED RECEIVABLES" means Receivables which are actually purchased pursuant to the Receivables Program Documents, for a purchase price determined pursuant thereto.

           "RECEIVABLES PROGRAM ASSETS" means (a) all Purchased Receivables and Contributed Receivables transferred by the Borrower or its Subsidiaries (including the Receivables Subsidiary) pursuant to the Receivables Program Documents; provided, however, that the term "RECEIVABLES PROGRAM ASSETS" shall not include any Excluded Receivables Assets, (b) all Receivables Program Related Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses (a) and (b).

           "RECEIVABLES PROGRAM DOCUMENTS" means (x) a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreements to acquire undivided interests or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time entered into by the Borrower and/or its Subsidiaries (including the Receivables Subsidiary), and (y) each other instrument, agreement and other document entered into by the Borrower or its Subsidiaries (including the Receivables Subsidiary) relating to the transactions contemplated by the items referred to in clause (x) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

           "RECEIVABLES PROGRAM OBLIGATIONS" means (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Receivables Program Assets, and (b) related obligations of the Borrower and/or its Subsidiaries (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions) and other Standard Securitization Undertakings.

           "RECEIVABLES PROGRAM RELATED ASSETS" means, with respect to Purchased Receivables and Contributed Receivables (but not Excluded Receivables), (i) rights of the seller or contributor thereof under the documentation governing or relating to such Receivables, including all contracts pursuant to which any account party or other party is obligated to make payment on any such Receivable, and all related purchase orders, invoices and other agreements, documents, books, records and other media for the storage of information (including tapes, disks, punch cards, computer programs and databases and related property), (ii) all of the right, title and interest of the seller or contributor thereof in the goods, if any, relating to the sale that gave rise to such Receivable, all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract described in clause (i) or otherwise, and all letters of credit, guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the contract described in clause (i) or otherwise and (iii) all proceeds of all of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect thereof or otherwise applied to repay or discharge any such Receivable (including insurance payments applied in the ordinary course of business to amounts owed in respect of such Receivable and net proceeds of any sale or other disposition of repossessed goods that were the subject of any such Receivable) or other collateral or property of the account party or other party directly or indirectly liable for payment of such Receivables, and any lockboxes or accounts in which such proceeds are deposited,
(iv) all spread accounts and other similar accounts (and any amount on deposit therein) established in connection with the Receivables Securitization Program and (v) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Program Documents.

           "RECEIVABLES SECURITIZATION PROGRAM" means any transaction or series of transactions that may be entered into by the Borrower and its Subsidiaries pursuant to which the Borrower and/or its Subsidiaries may sell, convey or otherwise transfer to the Receivables Subsidiary and (in the case of a transfer by the Receivables Subsidiary) any other Person, or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:

                     (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle (i) is guaranteed by the Borrower or its Subsidiaries (other than the Receivables Subsidiary and excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or its Subsidiaries (other than the Receivables Subsidiary) for payment other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or its Subsidiaries (other than the Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings,

                     (b) the Borrower and its Subsidiaries (other than the Receivables Subsidiary) do not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results; and

                     (c) the net purchase price payable to the Borrower or Subsidiary with respect to Purchased Receivables thereunder (net of all reserves, discounts, fees and charges) is not less than 75% of the face amount of the Purchased Receivables.

           "RECEIVABLES SUBSIDIARY" means a special purpose corporation, limited liability company or other entity that is a wholly owned subsidiary of the Borrower, created for the sole purpose of, and whose only business shall be, acquisition of the Receivables Program Assets pursuant to the Receivables Securitization Program and those activities incidental to the Receivables Securitization Program.

           "RECEIVABLES" means all rights of the Borrower or its Subsidiaries to payment, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale of goods or services (including rights under bill and hold arrangements) by the Borrower or its Subsidiary (and including the right to payment of any interest or finance charges and other obligations with respect thereto).

           "REDEEMABLE PREFERRED STOCK" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either
(i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

           "REPORTED NET INCOME" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis.

           "SECURED PARTIES" means the Banks and the Senior Note Holders, together with Wachovia Bank, N.A., with respect to the Cash Management Services Obligations.

           "SENIOR NOTE HOLDERS" means, collectively, the holders from time to time of the Senior Notes.

           "SENIOR NOTES" means, collectively, Senior Notes issued pursuant to the Note Purchase Agreements to the Senior Note Holders, in the following original amounts: (i) the $3,000,000 7.06% Senior Note and $97,000,000 7.06%
Senior Note executed by the Borrower in favor of The Prudential Insurance Company of America; (ii) the $10,000,000 7.06% Senior Note executed by the Borrower in favor of The Variable Annuity Life Insurance Company; (iii) the $15,000,000 7.06% Senior Note executed by the Borrower in favor of American General Annuity Insurance Company; (iv) the $8,500,000 7.06% Senior Note, the $5,600,000 7.06% Senior Note and the $4,900,000 7.06% Senior Note executed by the Borrower in favor of Massachusetts Mutual Life Insurance Company; and (v) the $1,000,000 7.06% Senior Note executed by the Company in favor of C. M. Life Insurance Company, all such Senior Notes being dated as of December 18, 1998, together with any amendments, supplements, renewals, replacements or substitutions of any of such Senior Notes.

           "SPECIAL PURPOSE VEHICLE" means a trust, partnership or other special purpose Person established by the Borrower to implement the Receivables Securitization Program.

           "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Borrower or its Subsidiaries (other than the Receivables Subsidiary) that are reasonably customary in accounts receivable securitization transactions, as reasonably determined in good faith by the Administrative Agent.

           "STOCKHOLDERS' EQUITY" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Stockholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

           "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

           "TERMINATION DATE" means whichever is applicable of (i) May 26, 2003,
(ii) the date the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Commitments entirely pursuant to Section 2.08.